Exhibit 99.2

PRESS RELEASE

Sandy Spring Bancorp to Acquire Revere Bank

Company to Exceed Critical Growth Benchmark, Deepen Presence in Core Market and Expand Commercial Portfolio

OLNEY, MD, September 24, 2019 (GLOBE NEWSWIRE) – Sandy Spring Bancorp, Inc. (Nasdaq: SASR, “Sandy Spring”), the parent company of Sandy Spring Bank, and Revere Bank (OTCQX: REVB, “Revere”), jointly announced today that they have entered into a definitive agreement for Sandy Spring to acquire the Maryland-based Revere.

With combined assets of $11.2 billion, this acquisition deepens Sandy Spring’s presence in its core market and authoritatively pushes the company through an important growth benchmark of $10 billion.

“Our company has great momentum and the announcement today reinforces our position of strength in this market,” said Daniel J. Schrider, President and Chief Executive Officer of Sandy Spring Bank, who will continue to serve in this role. “Over the past two years we have significantly expanded our geographic footprint, delivered record annual earnings, marked our 150th anniversary, and continued to build out a strong team of local professionals and industry experts. This acquisition further solidifies Sandy Spring Bank as a premier bank in the Greater Washington region and the largest, locally-headquartered community bank. Our success is evidence that our highly personalized approach to client service works, and we are well positioned for continued growth.”

Sandy Spring Bank operates more than 50 locations throughout Maryland, Northern Virginia and Washington, D.C. The company offers a range of commercial and retail banking, mortgage, private banking, and trust services, as well as a comprehensive menu of insurance and wealth management services through its subsidiaries. Revere, headquartered in Rockville, Md., has 11 banking offices and more than $2.6 billion in assets (as of 6/30/19). Revere has achieved exceptional growth and momentum, as demonstrated by their record annual earnings in 2018 and record quarterly earnings announced in June 2019.

Upon closing, Sandy Spring Bank will merge Revere into Sandy Spring Bank and Revere’s Co-Presidents and CEOs, Ken Cook and Drew Flott, will join the company. Cook will join as an Executive Vice President and Flott will join as a Division Executive.

In Cook’s new role, he will serve as the President of Commercial Banking, managing commercial teams across the company’s footprint and working closely with Sandy Spring Bank’s Executive Vice President and Chief Banking Officer, Jay O’Brien. O’Brien will oversee the Commercial Real Estate, Personal and Business Banking, Institutional, Treasury Management, and Marketing divisions of the combined organization. Cook and O’Brien will both report to Schrider.

As a Division Executive within the Corporate Finance group, Flott will help co-lead the integration. He will also work closely with senior leadership to identify and implement growth strategies and operational improvements.

“Revere is a respected bank with quality, experienced bankers, and we are pleased to welcome Ken and Drew to the leadership of our company. They will play an instrumental role in providing a seamless client experience as we work through the integration of our two companies,” added Schrider.

“Partnering with Sandy Spring Bank reflects our long-term commitment to our community and our clients, and we look forward to joining the company,” said Cook. “Our clients will truly benefit from the extensive products and sophisticated services that they will soon have access to throughout the Greater Washington region.”

“Sandy Spring Bank is a trusted, local company, and we are excited to work together to preserve the tradition of community banking, accelerate their strong momentum, and meet the diverse needs of the clients we serve,” said Flott.

Under the terms of the agreement, Revere shareholders will receive 1.05 shares of Sandy Spring common stock for each share of Revere common stock. The transaction, which is expected to close in the first quarter of 2020, has a value of $460.7 million in the aggregate, based on Sandy Spring’s closing price of $35.33 on September 23, 2019. Upon closing, Sandy Spring shareholders will own approximately 74% of the combined company and Revere shareholders will own approximately 26% of the combined company.

The transaction has been unanimously approved by the Board of Directors of each company and is subject to shareholder and regulatory approval and other customary closing conditions.

Clients of Sandy Spring Bank and Revere Bank will not notice any immediate changes, and both banks will continue to conduct business as usual. At a later date, Revere’s branding will change to Sandy Spring Bank, with the full conversion of systems expected to occur in mid-2020.

The Kafafian Group, Inc. served as financial advisor to Sandy Spring and Boenning & Scattergood, Inc. provided a fairness opinion. Sandler O’Neill & Partners, L.P. served as financial advisor to Revere and also provided a fairness opinion. Kilpatrick Townsend & Stockton LLP provided legal counsel to Sandy Spring and Windels Marx Lane & Mittendorf, LLP provided legal counsel to Revere.

Conference Call

The company will hold a conference call on September 24, 2019, at 10:00 a.m. (ET) to discuss the transaction and answer questions. The conference call will be webcast live through the Sandy Spring Bank website. Those who wish to participate in order to ask questions may do so by calling 1-866-235-9910; a password is not necessary. Those who wish to listen to the call should go to the Investor Relations page of www.sandyspringbank.com and log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the Investor Relations page of the website until October 8, 2019. A telephone voice replay will also be available during that same time period at 1-877-344-7529. Please use conference number 10135272 to access. An investor presentation is available on Sandy Spring’s website at www.sandyspringbank.com under investor relations.

About Sandy Spring Bancorp, Inc./Sandy Spring Bank

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, the largest locally-headquartered community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

About Revere Bank

Revere Bank is a Maryland-state chartered bank that commenced operations in November 2007. The Bank is headquartered in Rockville and has 11 branches located in the suburban Maryland counties of Anne Arundel, Baltimore, Frederick, Howard, Montgomery, and Prince George’s. The Bank is a community-based, full-service commercial bank that emphasizes the banking needs of community-based businesses, professional entities, and individuals. Further information on Revere Bank can be obtained by visiting its website at www.reverebank.com.

Forward-looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring and Revere. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s and Revere’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor Revere undertakes any obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In addition to factors previously disclosed in Sandy Spring’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and Revere will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Revere with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure to obtain the required shareholder approvals; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) general economic conditions and trends, either nationally or locally; (ix) conditions in the securities markets; (x) changes in interest rates; (xi) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xii) changes in real estate values; (xiii) changes in the quality or composition of Sandy Spring’s or Revere’s loan or investment portfolios; (xiv) changes in competitive pressures among financial institutions or from non-financial institutions; (xv) the ability to retain key members of management; and (xvi) changes in legislation, regulations, and policies.

Additional Information About the Acquisition and Where to Find It

In connection with the proposed merger transaction, Sandy Spring will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Sandy Spring and Revere, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Sandy Spring, Revere and the proposed merger.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919 or to Revere Bank, Corporate Secretary, 2101 Gaither Road, 6th Floor, Rockville, Maryland or by calling (240) 264-5346.

Participants in the Solicitation

Sandy Spring and Revere and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sandy Spring and Revere in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring is set forth in the proxy statement for Sandy Spring’s 2019 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 13, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:

DSchrider@sandyspringbank.com

PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Jen Schell, Vice President

Sandy Spring Bank

301-570-8331

Jschell@sandyspringbank.com

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